EXHIBIT B


THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "1933 SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND THE WARRANT MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 SECURITIES ACT) WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT.

BY CONVERTING THIS WARRANT, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE SECURITIES TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 SECURITIES ACT; (iii) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 SECURITIES ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 SECURITIES ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE WARRANT AND THE SECURITIES TO BE ISSUED UPON THE EXERCISE THEREOF SHALL NOT TRADE SUCH SECURITIES BEFORE APRIL 5, 2003.

[125,000] Share Purchase Warrants                   Void after November 30, 2004

                       SHARE PURCHASE WARRANT CERTIFICATE
                       ----------------------------------

                              STAKE TECHNOLOGY LTD.
                              ---------------------

                     (Incorporated under the laws of Canada)

THIS IS TO CERTIFY THAT, for value received, CLARIDGE ISRAEL LLC, 625 Madison Avenue, 12th Floor, New York, N.Y., U.S.A., 10022 (the "Warrant Holder") shall have the right to purchase from STAKE TECHNOLOGY LTD. ("Corporation"), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 p.m. (Toronto time) on November 30, 2004 (the "Expiry Time") one fully paid and non-assessable common share of the Corporation for each warrant represented hereby at the price of U.S. $3.25 per share. After the Expiry Time this warrant certificate and all rights conferred hereby shall be void and of no value.

The right to purchase common shares of the Corporation may only be exercised by the Warrant Holder within the time hereinbefore set out by:

     (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated;

     (b) surrendering this warrant certificate to the Corporation at its principal office in Norval, Ontario; and

     (c) paying the appropriate purchase price for the common shares of the Corporation subscribed for, either in cash or by certified cheque.

Upon surrender and payment, the Corporation will cause to be issued to the Warrant Holder the number of common shares subscribed for. Within three business days of surrender and payment the Corporation will cause its transfer agent to mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this warrant certificate, the Corporation shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this warrant certificate but not subscribed for.

In the event of any subdivision of the common shares of the Corporation as such shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a greater number of common shares, the Corporation will thereafter deliver at the time or times of purchase of the shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefore.

In the event of any consolidation of the common shares of the Corporation as such common shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a lesser number of common shares, the number of shares represented by this warrant certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for shares hereunder shall be deemed to be a subscription for shares of the Corporation as consolidated.

In the event of any reclassification of the common shares of the Corporation, or amalgamation or merger with or into any other company, or any other form of corporate reorganization, at any time while this warrant certificate is outstanding, the Corporation shall thereafter deliver at the time of purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification, or the number of shares of the resulting company, as the Warrant Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification, amalgamation, merger or corporate reorganization.

If at any time while this warrant certificate is outstanding the Corporation shall pay any stock dividend upon the common shares of the Corporation in respect of which the right to purchase is herein given, the Corporation shall thereafter deliver at the time of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been outstanding on the record date for the payment of the stock dividend.

In the event that the Corporation pays a dividend (other than a stock dividend) upon the common shares of the Corporation during the period that this warrant certificate is outstanding, the exercise price per share shall be reduced by an amount equal to the value of such dividend on a per share basis.

The provisions of sections 4.5 and 4.6 of the debenture purchase agreement between the Corporation and the Warrant Holder of even date are hereby incorporated herein mutatis mutandis, provided that the warrants represented hereby may not be exercised at a price of less than U.S. $3.04 per share, subject to normal anti-dilution adjustments.

The holding of this warrant certificate or the warrants represented hereby shall not constitute the Warrant Holder a shareholder of the Corporation.

Time shall be of the essence hereof.

The warrants represented hereby may be transferred and assigned upon completion of the form attached hereto. Upon presentation of a completed transfer form, the Corporation will issue a new warrant certificate to the transferee.

IN WITNESS HEREOF THE CORPORATION has caused this warrant certificate to be issued by its duly authorized signatory.

STAKE TECHNOLOGY LTD.

By: /s/ Jeremy N. Kendall
    ------------------------------
    Authorized Signatory
    Name: Jeremy N. Kendall
    Title: Chief Executive Officer

By: /s/ John Dietrich
    ------------------------------
    Authorized Signatory
    Name: John Dietrich
    Title: Vice President

DATE: December 4, 2002

                                SUBSCRIPTION FORM
                                -----------------


STAKE TECHNOLOGY LTD.
2838 Highway #7
Norval, Ontario
L0P 1K0



Dear Sirs/Mesdames:

The undersigned hereby exercises the right to purchase and hereby subscribes for _________________ common shares in the capital of STAKE TECHNOLOGY LTD. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

     NAME: ______________________________________________________
                               (please print)

     ADDRESS: ___________________________________________________

     ____________________________________________________________

     ____________________________________________________________

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this __________ day of _________________________, 20____.


                                        _____________________________________
                                        (signature)